SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement	[_] Soliciting Material Under Rule 14a-12
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials

The Cheesecake Factory Incorporated
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2001

Dear Stockholder:

     You are cordially invited to attend The Cheesecake Factory Incorporated Annual Meeting of Stockholders on Thursday, May 24, 2001 at 10:00 a.m. (Pacific Time). The meeting will be held at The Cheesecake Factory® restaurant located at 605 North Harbor Drive, Redondo Beach, California.

     The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement. Our agenda for the Annual Meeting will also include an overview of the Company’s business operations and recent performance results.

     You may bring guests to the Annual Meeting, but we reserve the right to limit the number of your guests in order to ensure adequate seating for stockholders. If you plan to attend, please bring the Admittance Slip on the back cover. Regardless of whether or not you will attend, please vote by signing, dating and returning the enclosed proxy card. Or, you can vote by telephone or Internet (see back cover). Voting by mail will not prevent you from voting in person at the meeting.

Sincerely, /s/ David Overton David Overton Chairman, President and Chief Executive Officer

THE CHEESECAKE FACTORY INCORPORATED

26950 Agoura Road
Calabasas Hills, California 91301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
on
May 24, 2001

     The 2001 Annual Meeting of Stockholders of THE CHEESECAKE FACTORY INCORPORATED (the “Company”) will be held at The Cheesecake Factory® restaurant located at 605 North Harbor Drive, Redondo Beach, California, on Thursday, May 24, 2000, beginning at 10:00 a.m. Pacific Time, for the following purposes:

1.	To elect one nominee to serve as a director of the Company for a three-year term and until a respective successor shall be elected and qualified;

2.	To approve the Company’s 2001 Stock Option Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 12, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors, /s/ Linda J. Candioty Linda J. Candioty Secretary

Calabasas Hills, California April 23, 2001

THE CHEESECAKE FACTORY INCORPORATED

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2001

     This Proxy Statement is furnished to the stockholders of THE CHEESECAKE FACTORY INCORPORATED (the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at The Cheesecake Factory® restaurant located at 605 North Harbor Drive, Redondo Beach, California, on May 24, 2001, beginning at 10:00 a.m. Pacific Time, and at any adjournment thereof.

     Proxies delivered pursuant to this solicitation are revocable at the option of the persons executing the same, prior to their exercise, by attendance and voting at the meeting or by written notice delivered to the Corporate Secretary of the Company prior to the meeting, and are solicited by and on behalf of the Board of Directors of the Company. Unless previously revoked, all proxies representing shares entitled to vote which are delivered pursuant to this solicitation will be voted at the meeting by the named attorneys-in-fact and agents, to the extent authorized, in accordance with the directions contained therein. If no such directions are given, the shares represented by such proxies will be voted in favor of the election of the nominee for director and in favor of the Company’s 2001 Stock Option Plan. The named proxies may vote in their discretion upon such other matters as may properly come before the meeting. Assuming a quorum is present in person or by proxy at the meeting, with respect to the election of a director, the nominee(s) receiving the greatest number of votes cast will be elected to the Board.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of the Company’s common stock entitled to vote at the Annual Meeting. Shares voted on a matter are treated as being present for purposes of establishing a quorum. Abstentions and broker nonvotes will be counted for determining a quorum, but will not be counted for purposes of determining the number of votes cast “FOR” or “AGAINST” any matter.

     The Company will pay for the cost of preparing, assembling and mailing the Notice of Annual Meeting and Proxy Statement and the cost of this solicitation. Proxies may be solicited by personal interview, telephone and telegraph, as well as by use of the mails. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies, and will be reimbursed for their reasonable out-of-pocket expenses incurred in that regard. Employees of the Company participating in the solicitation of proxies will not receive any additional remuneration.

     On April 12, 2001, 31,536,294 shares of the Company’s common stock were outstanding, and there were no outstanding shares of any other class of stock. Each holder of common stock is entitled to one vote for each share of such stock held. Only stockholders of record at the close of business on April 12, 2001 will be entitled to vote at the Annual Meeting. A majority of the outstanding shares, whether present in person or by proxy, is required to constitute a quorum to transact business at the meeting.

     The Company intends to cause this Proxy Statement to be mailed to stockholders on or about April 23, 2001.

PROPOSAL 1

ELECTION OF ONE DIRECTOR

     The Company’s Bylaws provide for a Board of Directors (the “Board”) consisting of no less than five and no more than thirteen members, the exact number within this range being determined by the Board. The Board has currently set the number of directors at five. The Board is classified into three classes with each director serving a three-year term. Mr. Gregory is serving a term that will expire at the Annual Meeting of Stockholders to be held in 2001. Mr. Overton is serving a term that will expire at the Annual Meeting of Stockholders to be held in 2002, and Messrs. Kransdorf and White are serving terms that expire at the Annual Meeting of Stockholders to be held in 2003. The Board of Directors currently has a vacancy for one position. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Company officers are elected annually by the Board of Directors and serve at the Board’s discretion.

     The Board has nominated Mr. Gregory for reelection to the Board for a three-year term that will expire at the Annual Meeting of Stockholders to be held in the year 2004. The nominee has indicated his willingness to serve and, unless otherwise instructed, proxies will be voted for the election of Mr. Gregory unless instructions are given on the proxy to withhold authority to vote for him.

     Nominations for the election of directors, other than by the Board, must be made by a stockholder entitled to vote for the election of directors by giving timely written notice to the Secretary of the Company at the Company’s principal offices. Such notice must be received not less than 60 calendar days nor more than 90 calendar days prior to the Annual Meeting; provided that, if in the event that notice or prior public disclosure of the date of the Annual Meeting is given or made to the stockholders for a meeting date that is not within 30 days before or after the anniversary of the immediately preceding Annual Meeting of Stockholders, notice by the stockholder will be timely if received not later than the close of business on the tenth calendar day following the day on which such notice was mailed or such public disclosure was made. Such stockholder’s notice must be in writing and must set forth as to each proposed nominee all information relating to such person that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934 including, but not limited to, such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected. Such stockholder notice must also set forth the name and address, as they appear on the Company’s books, of the nominating stockholder and the class and number of shares of common stock beneficially owned by such stockholder.

     Information with respect to the nominee for director and the other directors of the Company is set forth below.

THE BOARD OF DIRECTORS

     DAVID OVERTON, age 55, co-founded the Company’s predecessor with his parents. He has served as the Company’s Chairman of the Board, President and Chief Executive Officer since its incorporation in February 1992.

     THOMAS L. GREGORY, age 65, became a director of the Company upon the consummation of its initial public offering in September 1992. Mr. Gregory has over 40 years of experience in the food service industry. He served as Vice Chairman of the Board of Directors of Sizzler International, Inc., a restaurant chain, until August 1994. Mr. Gregory served as President, Chief Executive Officer and a member of the board of directors of Sizzler from 1982 to 1991, and then served as President of its successor company until his retirement in 1992. From 1974 to 1991, Mr. Gregory served as Vice President for Collins Foods International, Inc., a food service company, and retained such position concurrently with his positions at Sizzler. Mr. Gregory is a member of the board of directors of Regis Corporation, the world’s largest chain of retail haircare operations. He is also a member of the board of directors of JJ North’s Grand Buffets, a buffet restaurant chain.

     JEROME I. KRANSDORF, age 62, became a director of the Company in March 1997. Mr. Kransdorf has over 40 years of investment management experience. From 1959 to 1997, he was employed in investment and senior management positions at Wertheim & Co. and its successor companies. Mr. Kransdorf currently serves as Senior Vice President of J. & W. Seligman & Co. Incorporated, an investment advisory firm.

     WAYNE H. WHITE, age 63, became a director of the Company upon the consummation of its initial public offering in September 1992. Since January 1993, Mr. White has been an independent investment banker and management consultant with a special emphasis on gaming and restaurant companies. He is currently affiliated with Wells Fargo Van Kasper in San Francisco. Mr. White has approximately ten years of senior management experience in the restaurant industry, including Victoria Station (seven years) and Famous Restaurants (two years).

Committees of the Board of Directors

     The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. All of the members of the Audit and Compensation Committees are directors independent of management who are not and have never been officers or employees of the Company. The members of each committee and the functions performed thereby are described below.

Audit Committee

     The Audit Committee is responsible for the oversight of the Company’s internal control, corporate governance and financial reporting processes, as well as the independent audit of the Company’s consolidated financial statements. The members of the Audit Committee are Messrs. Gregory, Kransdorf and White. The Audit Committee operates pursuant to a written charter (attached as Appendix A to this Proxy Statement). See “Report of the Audit Committee of the Board of Directors.”

Compensation Committee

     The Compensation Committee is responsible for setting the levels of compensation for the Company’s Named Executive Officers. The Compensation Committee also approves and administrates the Company’s incentive compensation programs, including the Company’s stock option plans and the Performance Incentive Plan. The members of the Compensation Committee are Messrs. Gregory, Kransdorf and White. See “Report of the Compensation Committee of the Board of Directors on Executive Compensation.”

Meetings, Attendance and Fees

     During fiscal 2000, the Board of Directors held four meetings and the Audit Committee and Compensation Committees each held two meetings. No member of the Board attended fewer than 75% of the aggregate number of meetings of the Board and the committees on which he served.

     Each independent director receives an annual fee of $10,000 plus $1,000 for each meeting of the Board of Directors attended. Non-employee directors who serve on committees also receive $1,000 for each meeting attended that takes place on a date other than the day of a regularly scheduled Board of Directors meeting. Under the terms of the 1997 Non-Employee Director Stock Option Plan, Messrs. Gregory, Kransdorf and White each were granted options to purchase 7,500 and 5,000 shares of the Company’s common stock at exercise prices of $19.08 and $36.69, respectively, during fiscal 2000.

Indemnification of Officers and Directors

     As permitted by the Delaware General Corporation Law, the Company’s Certificate of Incorporation limits the personal liability of a director of the Company for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for (a) any breach of the director’s duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the Delaware General Corporation Law, or (d) any transaction from which the director derived an improper personal benefit.

     The Company has also entered into indemnification agreements with its directors and Named Executive Officers. The indemnification agreements provide that the directors and Named Executive Officers will be indemnified to the full extent permitted by applicable law against all expenses (including attorneys’ fees), judgments, fines and amounts reasonably paid or incurred by them for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of any other company or enterprise in which they are serving at the request of the Company. No indemnification will be provided under the indemnification agreements, however, to any director or executive officer in certain limited circumstances, including knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

Compliance with Reporting Requirements of Section 16 of the Exchange Act

     Under Section 16(a) of the Exchange Act, the Company’s directors, Named Executive Officers and any persons holding ten percent or more of the Company’s common stock are required to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission (the “SEC”) and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during fiscal 2000, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

Compensation Committee Interlocks and Insider Participation

     No directors, other than those identified above, served as members of the Compensation Committee during the last completed fiscal year. No member of that committee was an officer or employee of the Company or any of its subsidiaries during the year. None of the Named Executive Officers of the Company have served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

BENEFICIAL OWNERSHIP
OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership as of April 12, 2001 of the Company’s common stock by (a) each person known to the Company owning beneficially more than five percent of the outstanding shares of the Company’s common stock, (b) each director of the Company, (c) each Named Executive Officer of the Company, and (d) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each of the stockholders named below is the Company’s principal executive office.

	Beneficial Ownership
Name	Shares	Percentage
American Express Financial Corporation	3,747,870	11.6%
David Overton (1)(2)	2,701,111	8.4%
Wellington Management Company, LLP	2,518,025	7.8%
Fidelity Management & Research Company	2,154,500	6.7%
Delaware Management Business Trust	1,811,125	5.6%
SMALLCAP World Fund, Inc.	1,808,250	5.6%
Florida Retirement System	1,700,474	5.3%
Thomas L. Gregory (3)(4)	46,250	*
Jerome I. Kransdorf (3)(5)	26,250	*
Wayne H. White (3)(6)	60,000	*
Linda J. Candioty (7)(11)	189,575	*
Gerald W. Deitchle (8)(11)	180,595	*
Debby R. Zurzolo (9)(11)	30,337	*
All executive officers and directors as a group (seven persons)(10)	3,234,118	10.0%

* Less than 1% of the issued and outstanding shares. 4

(1)	Includes 188,250 shares which Mr. Overton has the right to acquire upon the exercise of options granted under the Company’s 1992 Performance Employee Stock Option Plan (the “1992 Stock Option Plan”). Excludes an additional 98,000 shares subject to stock options granted to Mr. Overton under the 1992 Stock Option Plan which are not currently exercisable. Excludes 28,950 shares held by Mr. Overton’s spouse; 61,200 shares that she has the right to acquire upon the exercise of options granted under the 1992 Stock Option Plan; and an additional 21,800 shares subject to stock options granted under the Company’s stock option plans that are not currently exercisable, all of which she has sole voting and investment power. See “Executive Compensation.”

(2)	Named Executive Officer and director of the Company.

(3)	Director of the Company.

(4)	Includes 46,250 shares that Mr. Gregory has the right to acquire upon the exercise of options granted under the Company’s 1997 Non-Employee Director Stock Option Plan (the “1997 Director Plan”). See “Board of Directors - Meetings, Attendance and Fees.”

(5)	Includes 26,250 shares that Mr. Kransdorf has the right to acquire upon the exercise of options granted under the Company’s 1997 Director Plan. See “Board of Directors - Meetings, Attendance and Fees.”

(6)	Includes 13,750 shares that Mr. White has the right to acquire upon the exercise of options granted under the Company’s 1992 Non-Employee Director Stock Option Plan, and an additional 46,250 shares that he has the right to acquire upon the exercise of options granted under the Company’s 1997 Director Plan. See “Board of Directors - Meetings, Attendance and Fees.”

(7)	Includes 159,375 shares that Ms. Candioty has the right to acquire upon the exercise of options granted under the Company’s 1992 Stock Option Plan. Does not include an additional 65,000 shares subject to stock options granted under the 1992 Stock Option Plan that are not currently exercisable.

(8)	Includes 180,595 shares that Mr. Deitchle has the right to acquire upon the exercise of options granted under the Company’s 1992 Stock Option Plan. Does not include an additional 77,750 shares subject to stock options granted under the 1992 Stock Option Plan that are not currently exercisable.

(9)	Includes 30,000 shares that Ms. Zurzolo has the right to acquire upon the exercise of options granted under the Company’s 1992 Stock Option Plan. Does not include an additional 134,000 shares subject to stock options granted under the 1992 Stock Option Plan that are not currently exercisable.

(10)	Includes 690,720 shares that the Company’s executive officers and outside directors have the right to acquire upon the exercise of options granted under the Company’s stock option plans.

(11)	Named Executive Officer of the Company.

Addresses for persons owning more than five percent of the Company’s common stock are as follows:

American Express Financial Corporation Wellington Management Company, LLP Fidelity Management & Research Company Delaware Management Business Trust SMALLCAP World Fund, Inc. Florida Retirement System	200 AXP Financial Center, Minneapolis, MN 55474
75 State Street, Boston, MA 02109
82 Devonshire Street, Boston, MA 02109
2005 Market Street, Philadelphia, PA 19103
333 South Hope Street, Los Angeles, CA 90071
1801 Hermitage Blvd., Ste. 100, Tallahassee, FL 32317

5

EXECUTIVE COMPENSATION

     The following table shows the compensation paid during the last three fiscal years to the Company’s Named Executive Officers at January 2, 2001.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)		Bonus($)(1)	Other Annual Compensation($)(2)	Securities Underlying Options(#)(3)
David Overton	2000	420,000		168,000	3,305	95,000
Chairman of the Board,	1999	400,000		160,000	3,170	30,000
President and	1998	400,000		—	2,865	30,000
Chief Executive Officer

Gerald W. Deitchle	2000	295,000		103,250	7,194	80,000
Executive Vice President and	1999	275,000		96,250	6,196	37,500
Chief Financial Officer	1998	240,000		—	2,802	33,750

Linda J. Candioty	2000	230,000		80,500	9,057	65,000
Executive Vice President and	1999	220,000		77,000	10,391	30,000
Secretary	1998	210,000		—	10,800	33,750

Debby R. Zurzolo	2000	241,500		72,450	13,180	50,000
Senior Vice President and	1999	156,577	(4)	51,750	8,172	150,000
General Counsel	1998	—		—	—	—

(1)	Bonuses were awarded pursuant to the Company’s Performance Incentive Plan, as amended, for fiscal 2000 and 1999. No bonuses were awarded under this plan for fiscal 1998.

(2)	Other annual compensation includes automobile allowances or the value of the personal use of Company-provided automobiles, and also includes the Company’s matching contribution (which is subject to vesting requirements) for the Executive Savings Plan (a nonqualified deferred compensation plan).

(3)	Stock options were granted under the Company’s 1992 Performance Employee Stock Option Plan (the “1992 Stock Option Plan”).

(4)	Ms. Zurzolo joined the Company in April 1999. Annual compensation amounts presented for fiscal 1999 reflect a partial year of employment.

6

Option Grants in Last Fiscal Year

The following table shows all options to acquire shares of the Company’s stock granted to Named Executive Officers during fiscal 2000.

	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in	Exercise Price	Expiration	Potential Realized Value at Assumed Annual Rates of Stock Appreciation for Option Term($)(3)
Name	Granted(#)(1)	Fiscal Year	($/Share)(2)	Date	5%	10%
David Overton	45,000	3.8%	19.08	1/31/2010	540,000	1,368,450
	45,000	3.8%	24.46	4/14/2010	692,100	1,754,100
	5,000	0.4%	36.69	1/02/2011	115,350	292,350
Gerald W. Deitchle	37,500	3.2%	19.08	1/31/2010	450,000	1,140,375
	37,500	3.2%	24.46	4/14/2010	576,750	1,461,750
	5,000	0.4%	36.69	1/02/2011	115,350	292,350
Linda J. Candioty	30,000	2.5%	19.08	1/31/2010	360,000	912,300
	30,000	2.5%	24.46	4/14/2010	461,400	1,169,400
	5,000	0.4%	36.69	1/02/2011	115,350	292,350
Debby R. Zurzolo	30,000	2.5%	19.08	1/31/2010	360,000	912,300
	20,000	1.7%	36.69	1/02/2011	461,400	1,169,400

(1)	These options were granted pursuant to the 1992 Stock Option Plan.

(2)	Market value on the date of grant.

(3)	Assumed annual rates of stock price appreciation are set by the SEC and are not a forecast of future appreciation. The amounts shown are pre-tax and also assume that the options will be held throughout their entire term. Actual realized value, if any, will be dependent on the future price of the Company’s common stock, as well as the continued employment of the option holder through the vesting period.

Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year End Option Values

     The following table shows all stock options exercised by the Named Executive Officers during fiscal 2000, and the number and value of options they held at fiscal year end.

	Shares Acquired	Value Realized	Number of Securities Underlying Unexercised Options At Fiscal Year End (#)(1)		Value of Unexercised In-the-Money Options At Fiscal Year End (#)(2)
Name	on Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
David Overton	177,188	6,000,847	134,250	152,000	3,593,741	2,678,488
Gerald W. Deitchle	137,500	2,533,444	136,345	122,000	3,521,202	2,146,367
Linda J. Candioty	—	—	124,125	100,250	3,394,397	1,729,643
Debby R. Zurzolo	30,000	538,130	—	170,000	—	3,338,226

(1)	These options were granted pursuant to the 1992 Stock Option Plan. The 152,000 unexercisable options for Mr. Overton vest 20% to 50% per year with the final portion vesting on April 14, 2003. The unexercisable options for Mr. Deitchle and Ms. Candioty vest 20% to 50% per year with the final portion vesting on April 14, 2005. The unexercisable options for Ms. Zurzolo vest 20% over a five-year period with the final portion vesting on January 2, 2006. The options have a term of ten years.

(2)	Represents the difference between the closing price ($36.69) of the Company’s Common stock on January 2, 2001, the last trading day of the Company’s 2000 fiscal year, and the exercise price of the options.

7

Employment Agreements

     In March 2001, the Company entered into a three-year employment agreement with David Overton, the Company’s Chief Executive Officer. The agreement provides Mr. Overton with an annual base salary equal to $450,000 for the first twelve months commencing from the date thereof; $475,000 for the next twelve months thereafter; and $500,000 for the next twelve months thereafter, continuing through the term of the agreement. Mr. Overton is entitled to participate equitably with other executive officers in any plan of the Company relating to bonuses, stock options, health and life insurance, compensated absences, retirement or other employee benefits. The agreement also provides Mr. Overton with an automobile allowance, reimbursement of his business expenses, and certain additional health and life insurance benefits. If Mr. Overton voluntarily resigns from the Company or is terminated with cause (as defined in the agreement), he will be entitled to receive any unpaid salary earned up through the termination date, plus any unpaid pro rata portion of any incentive plan award for the current fiscal year when such awards are paid to all other plan participants. If Mr. Overton’s employment is terminated without cause prior to a change in control of the Company (as defined in the agreement), or if he dies or is permanently disabled, he or his estate will be entitled to receive a lump sum payment equal to three times his then current annual base salary. If, during the first 18 months after a change in control of the Company, Mr. Overton voluntarily terminates his employment or is terminated by the Company without cause, he will be entitled to receive a lump sum payment of $2 million, and the Company will also pay for certain health and life insurance benefits for Mr. Overton and his dependents for an additional 36 months. In the event that any payment or benefit paid or payable to Mr. Overton under the agreement is subject to any excise tax in connection with the “excess parachute payment” provisions of the Internal Revenue Code, Mr. Overton is entitled to receive an additional “gross-up” payment from the Company such that the after-tax proceeds of the payment to Mr. Overton will be sufficient to pay any such excise tax in full.

     In July 1995, the Company entered into an employment agreement with Gerald W. Deitchle, the Company’s Executive Vice President and Chief Financial Officer. Under this agreement, Mr. Deitchle is provided with an annual base salary ($315,000 for fiscal 2001) which is subject to increase from time to time by the Board of Directors. Mr. Deitchle is entitled to other specified benefits such as participation in the Company’s executive-level incentive plan, an automobile allowance, reimbursement of business expenses and health and life insurance benefits. The agreement may be terminated without cause by Mr. Deitchle with 60 days written notice, and may be terminated by the Company at any time without prior notice. If the Company terminates Mr. Deitchle’s employment without cause (as defined in the agreement), he will be entitled to receive an amount equal to two times his annual base salary then in effect, plus any unpaid pro rata salary earned through the termination date. During the first 90 days after a change in control of the Company (as defined in the agreement), Mr. Deitchle may terminate the agreement and receive a lump sum payment equal to two times his then annual base salary in effect plus any unpaid pro rata salary earned through the termination date.

     In April 1998, the Company entered into an employment agreement with Linda J. Candioty, Executive Vice President and Secretary of the Company. Under this agreement, Ms. Candioty is provided with an annual base salary ($245,000 for fiscal 2001) which is subject to increase from time to time by the Board of Directors. Ms. Candioty is entitled to other specified benefits such as participation in the Company’s executive-level incentive plans, an automobile allowance, reimbursement of business expenses and health and life insurance benefits. The agreement may be terminated without cause by Ms. Candioty with 60 days written notice, and may be terminated by the Company at any time without prior notice. If the Company terminates Ms. Candioty’s employment without cause (as defined in the agreement), she will be entitled to receive any unpaid pro rata salary earned through the date of termination, plus any unpaid pro rata portion of any incentive plan awards for the current fiscal year when awards are paid to all other plan participants, plus immediate vesting of all stock options granted to her under the Company’s stock option plans. During the first 90 days after a change in control of the Company (as defined in the agreement), Ms. Candioty may terminate the agreement and receive a lump sum payment equal to two times her then annual base salary in effect plus any unpaid pro rata salary earned through the termination date.

     In April 1999, the Company entered into an employment agreement with Debby R. Zurzolo, the Company’s Senior Vice President and General Counsel. Under this agreement, Ms. Zurzolo is provided with an annual base salary ($255,000 for fiscal 2001) which is subject to increase from time to time by the Board of Directors. Ms. Zurzolo is entitled to other specified benefits such as an automobile allowance, reimbursement of business expenses and health and related insurance benefits. The agreement may be terminated without cause by Ms. Zurzolo with 90 days written notice, and may be terminated by the Company at any time without prior notice. If the Company terminates Ms. Zurzolo’s employment without cause (as defined in the agreement), she will be entitled to receive an amount equal to two times her annual base salary then in effect, plus any unpaid pro rata salary earned up to the date of termination, plus any unpaid pro rata portion of any incentive plan awards for the current fiscal year when awards are paid to all other plan participants, plus an accelerated vesting of stock options granted to her under the Company’s stock option plans according to a predetermined schedule in the agreement.

Performance Incentive Plan

     The Board of Directors adopted the Company’s Performance Incentive Plan, as amended (the “Incentive Plan”) during fiscal 1998. All executive officers and other officer and director-level staff employees are eligible for annual cash bonuses under the Incentive Plan. Under the terms of the Incentive Plan, the Compensation Committee establishes targeted financial goals based on income from operations, net income, net income per share, return on assets, return on equity, growth in earnings or other financial measures. Participants are assigned a target bonus equal to 10% to 50% of their annual base salary. Actual bonuses are awarded by the Compensation Committee at the end of each fiscal year based on the degree of achievement of the targeted financial goals. Participants are assigned threshold target and maximum cash bonus levels as a percentage of their respective base salaries, based upon their level of responsibilities with the Company. No cash bonuses were awarded under the Incentive Plan for fiscal 1998, as the threshold financial goals were not achieved. Targeted financial goals were achieved for fiscal 1999 and 2000. Financial objectives have been set for fiscal 2001 that are linked to the attainment of a predetermined income from operations goal established by the Compensation Committee and approved by the Board.

Executive Savings Plan

     Effective October 1999, the Company adopted the Executive Savings Plan (the “ESP”) in order to provide a tax-advantaged savings vehicle to help it attract, retain and motivate executives with the essential qualifications to successfully manage the Companycontinuing growth. The ESP is a nonqualified deferred compensation plan for highly compensated Company employees as defined in the ESP and who are otherwise ineligible for participation in the Company’s qualified defined contribution savings plan under section 401(k) of the Internal Revenue Code. The ESP allows participating executives to defer the receipt of up to 15% of their salaries and 100% of their eligible bonuses. The Company currently matches 1% of the first 4% of annual salaries deferred by participating employees. The Company’s matching contribution vests 25% annually beginning with the end of the employee’s second year of participation in the ESP. Employee deferrals and the Company match are deposited into a “rabbi” trust established by the Company, and the funds are generally invested in individual variable life insurance contracts owned by the Company which are specifically designed to informally fund executive savings plans of this nature.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

     The report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Overview and Philosophy

     The Compensation Committee is composed entirely of independent directors and is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines the compensation to be paid to the Chief Executive Officer and each of the other Named Executive Officers of the Company. The Compensation Committee is also responsible for setting and administering the policies which govern the Company’s 1992 Performance Employee Stock Option Plan, the Performance Incentive Plan and the Executive Savings Plan.

There are three key elements in the Company’s executive compensation program, all determined by individual and corporate performance:

•	Annual base salaries;

•	Annual incentive compensation; and

•	Long-term incentive compensation.

     The Company’s executive compensation program is designed to enable it to attract, retain and motivate the highest quality of management talent available. Furthermore, the Compensation Committee believes that the value of the program should reflect, in large part, the value created for stockholders. The key objectives of the program are as follows:

•	To offer fair and competitive annual base salaries consistent with similarly situated companies in the foodservice industry;

•	To reward executives for corporate and individual performance through annual incentive and deferred compensation programs; and

•	To encourage future performance through the use of long-term incentives such as stock options that align the interests of employees and stockholders.

Annual Base Salaries

     Annually, the Compensation Committee establishes the base salaries to be paid to the Company’s executive officers during the coming year, subject to the approval of the Board. In setting base salaries, the Compensation Committee takes into account several factors including, but not limited to, the executive’s experience, responsibilities, management abilities and job performance as well as the performance of the Company as a whole and current market conditions.

Annual Incentive Compensation

     The Company’s Performance Incentive Plan, as amended (the “Incentive Plan”) is the Company’s annual cash bonus program for executive officers and other officer and director-level staff employees. Under the Incentive Plan, the Compensation Committee establishes targeted financial goals based on net income, net income per share, return on assets, return on equity, growth in earnings or other financial measures. Each participant is assigned a target bonus award equal to 10% to 50% of the participant’s annual base salary. The actual bonuses shall be awarded by the Compensation Committee at the end of each fiscal year based on the achievement of the targeted financial goals. Participants are assigned threshold, target and maximum cash bonus levels as a percentage of their respective base salaries based upon their levels of responsibilities with the Company. Financial objectives have been set for fiscal 2001 that are linked to the attainment of a predetermined income from operations goal established by the Compensation Committee and approved by the Board.

Long-term Incentive Compensation

     The Compensation Committee believes that employee stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Stock options will only have value if the Company’s stock price increases. Stock options utilize vesting periods to encourage key employees to continue in the employ of the Company.

     The Board of Directors adopted the 1992 Performance Employee Stock Option Plan (the “1992 Stock Option Plan”) concurrent with the Company’s initial public offering. The 1992 Stock Option Plan was approved by stockholders at the 1993 Annual Meeting of Stockholders. The 1992 Stock Option Plan authorizes the Committee to award stock options to Named Executive Officers and other key employees at exercise prices, vesting schedules and on other terms established by the Compensation Committee. As of April 1, 2001, there were only 78,167 shares available for future grant under the 1992 Stock Option Plan. The Company maintains two other stock option plans, the 1997 Non-Employee Director Stock Option Plan and the 2000 Performance Employee Stock Option Plan, a broad based plan which is principally intended for the Company’s restaurant general managers, executive kitchen managers and middle management employees. Named Executive Officers do not participate in either of these plans.

Compensation of the Chief Executive Officer

     In January 2000, the Compensation Committee reviewed Mr. Overton’s individual performance and continuing contributions to the Company’s overall growth and set his annual base salary at $420,000. During fiscal 2000, the Compensation Committee also granted Mr. Overton options to purchase a total of 95,000 shares of the Company’s common stock under the 1992 Stock Option Plan. When Mr. Overton’s employment agreement expired in January 2001, the Compensation Committee approved in March 2001 a new three-year agreement for Mr. Overton. The principal terms of the new agreement are similar to the prior agreement, except that Mr. Overton’s base salary was increased to $450,000 for the first twelve months of the agreement, $475,000 for the next twelve months thereafter and $500,000 for the next twelve months thereafter until the end of the term. The terms of Mr. Overton’s agreement are disclosed under the caption “Employment Agreements.” In considering Mr. Overton’s new agreement, the Committee considered, among other things, Mr. Overton’s contribution to the success of the Company over the prior three years, his anticipated contributions to the Company over the following three years, and employment arrangements for chief executive officers of similar sized companies in the restaurant industry.

     The Compensation Committee believes that, given Mr. Overton’s performance record, his status in the restaurant industry and his experience and leadership, his employment agreement and stock option awards significantly benefit the Company and its stockholders by securing Mr. Overton’s services for the future and thereby motivating him to continue his focus on the long-term strategic growth and profitability of the Company.

Thomas L. Gregory Jerome I. Kransdorf Wayne H. White

11

Report of the Audit Committee of the Board of Directors

     The Audit Committee is responsible for the oversight of the Company’s financial reporting, corporate governance and internal control processes, as well as the independent audit of the Company’s consolidated financial statements. The Audit Committee operates pursuant to a written charter (attached as Appendix A to this Proxy Statement). The Audit Committee is comprised of three directors who meet the independence and experience requirements of the NASDAQ Stock Market.

     The following Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee report by reference therein.

     Management is responsible for the preparation and integrity of the Company’s consolidated financial statements. The Audit Committee reviewed the Company’s audited consolidated financial statements for the fiscal year ended January 2, 2001 and met with both management and the Company’s independent auditors to discuss those financial statements. Management and the independent auditors have represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles.

     The Audit Committee has received from and discussed with the independent auditors their written disclosure and letter regarding their independence from the Company as required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”). The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication with Audit Committees”).

     Based upon these reviews and discussions, the Audit Committee has approved the recommendation of Company management that the audited consolidated financial statements for the fiscal year ended January 2, 2001 be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Thomas L. Gregory Jerome I. Kransdorf Wayne H. White

12

Price Performance Graph

     Set forth below is a graph comparing the total return on an indexed basis of a $100 investment in the Company’s common stock, the S&P Midcap Restaurant Index, the Nasdaq Composite® (US) Index and the Nation’s Restaurant News Stock Index. The measurement points utilized in the graph consist of the last trading day in each calendar year, which closely approximates the last day of the respective fiscal year of the Company.

Comparison of Five-Year Cumulative Total Return on $100 Investment
Among The Cheesecake Factory Incorporated, S&P Midcap Restaurant Index,
Nasdaq Composite® (US) Index and the Nation’s Restaurant News Stock Index

	12/29/95	12/31/96	12/31/97	12/31/98	12/31/99	12/29/00
The Cheesecake Factory Incorporated	$100.00	$ 84.40	$141.99	$207.02	$244.29	$401.88
S&P Midcap Restaurant Index	$100.00	$ 95.56	$104.47	$127.83	$107.50	$ 93.09
Nasdaq Composite® (US) Index	$100.00	$123.04	$150.70	$212.51	$394.93	$237.62
Nation’s Restaurant News Stock Index	$100.00	$102.80	$102.89	$138.11	$131.78	$128.16

13

PROPOSAL 2

APPROVAL OF THE 2001 STOCK OPTION PLAN

     The Board of Directors has reviewed the status of the Company’s existing 1992 Performance Employee Stock Option Plan (the 1992 Stock Option Plan), which expires on September 17, 2004 and which has only 78,167 shares remaining for future grant to employees of the Company. Based on this review, the Board determined that the 1992 Stock Option Plan was insufficient to meet the Company’s present and future needs to recruit and retain highly qualified employees and other personnel to successfully manage its growth into a larger business enterprise. On April 10, 2001, the Board adopted the Company’s 2001 Stock Option Plan (the “2001 Option Plan”), subject to stockholder approval at the Annual Meeting. The 2001 Option Plan provides for the granting of stock options, both incentive and nonqualified, to officers, employees, consultants and other persons providing key services to the Company. The 2001 Option Plan does not permit the repricing of options or the granting of discounted options unless approved by the Company’s stockholders.

     The Board believes that stock options are of critical importance in the building of long-term enterprise value for all stockholders and effectively align the interests of Company employees and stockholders. Stock options will only have value if the Company’s stock price increases. In order to successfully execute its growth plan and, at the same time, maintain its reputation for operational excellence in the upscale, casual dining segment of the restaurant industry, the Company must have the ability to recruit, motivate and retain the highest quality executive, corporate support and restaurant management talent available. While there are many important resources required for growth, the Company and its Board of Directors believe the most critical resource is the availability of highly qualified and experienced management personnel at all levels of its organization. The Board believes the 2001 Option Plan provides an important competitive advantage to the Company.

     The Board recommends that stockholders vote FOR the 2001 Option Plan.

Summary of the 2001 Option Plan

     Following is a brief description of the 2001 Option Plan. The full text of the 2001 Option Plan is attached as Appendix B to this Proxy Statement. The following description is qualified in its entirety by reference to this Appendix.

Purpose

     The primary purpose of the 2001 Option Plan is to align the interests of the Company’s employees and other personnel who provide key services to the Company with that of its stockholders by providing an additional incentive, based on the value of the Company’s common stock, for superior levels of performance. The 2001 Option Plan is also intended to enable the Company to compete effectively for, and retain the services of, employees and other persons that provide important services to the Company.

     The options issued under the 2001 Option Plan shall, at the discretion of the Compensation Committee of the Board of Directors, be either “incentive stock options” as that term is used in Section 422 of the Internal Revenue Code, as amended (the “Code”) or any successor thereto, or options which do not qualify as incentive stock options (“nonqualified stock options”).

Administration

     The Board of Directors has delegated the administration of the 2001 Option Plan to its Compensation Committee (the “Committee”). The Committee, composed solely of independent directors, shall have full power and authority in its discretion to take any and all actions required or permitted to be taken under the 2001 Option Plan, including the authority to select stock option grantees, determine the number and type of options granted, determine vesting requirements and establish the terms, conditions, restrictions and deferral arrangements and other provisions of stock options. The Committee has the authority and discretion to establish performance objectives for option holders. The Committee has the authority to determine the extent to which options will be structured to conform to the requirements applicable to performance-based compensation as described by Section 162(m) of the Code, and to take such action and adopt such procedures as the Committee determines necessary to conform to such requirements. Except in the case of an option intended to qualify under Section 162(m), if the Committee determines that a change in the business or operations of the Company or other events render the performance objectives unsuitable, the Committee may modify such performance objectives, in whole or part, as the Committee deems appropriate. However, the Committee may not, without prior approval of the Company’s stockholders, increase the maximum number of shares of common stock which may be issued under the 2001 Option Plan; grant stock options with an exercise price below the fair market value of the Company’s common stock on the date of grant; or reprice any stock options previously granted.

Shares Reserved

     The 2001 Option Plan currently provides for 900,000 shares of common stock to be reserved for issuance upon exercise of options granted. Shares of common stock will be made available from the authorized but unissued shares of the Company or from repurchased shares held in the Company’s treasury. If any option granted under the 2001 Option Plan shall for any reason expire, terminate, be canceled or otherwise be annulled without having been exercised in full, the shares not purchased under such option shall again become available for the 2001 Option Plan. The Committee does not intend to grant any new stock options under the 1992 Stock Option Plan. Accordingly, shares reserved for the 2001 Option Plan will be increased by the 78,167 remaining shares available under the 1992 Stock Option Plan and by any shares previously granted under that plan which are subsequently forfeited, expire or cancelled without delivery of shares of stock or which result in the forfeiture of shares of stock back to the Company. If the exercise price of any stock option granted under the 2001 Option Plan or the 1992 Stock Option Plan is satisfied by tendering shares of common stock to the Company, only the number of shares issued net of the shares tendered will be considered delivered for purposes of the maximum shares available under the 2001 Option Plan.

Eligibility

     Eligible individuals under the 2001 Option Plan will include Named Executive Officers, other key employees, independent consultants and other persons who provide key services to the Company, as determined by the Committee. The Company may issue incentive stock options provided that the aggregate fair market value (determined at the time the incentive stock option is granted) of the common stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Should it be determined that any incentive stock option granted pursuant to the 2001 Option Plan exceeds such maximum, such incentive stock option shall be considered to be a nonqualified stock option and not to qualify for treatment as an incentive stock option under Section 422 of the Code to the extent, but only to the extent, of such excess. Only Company employees are eligible for grants of incentive stock options. The Committee may not grant more than 300,000 options to any one individual during any consecutive twelve-month period.

Option Price

     The exercise price of each nonqualified stock option shall be determined by the Committee and shall not be less than 100% of the fair market value of the common stock subject to the option on the date the option is granted. The exercise price of incentive stock options may not be less than 100%; provided, however, that the purchase price of the common stock subject to the incentive stock option may not be less than 110% of such fair market value (without regard to any restriction other than a restriction which, by its terms, will never lapse) where the optionee owns (or is deemed to own pursuant to Section 424(d) of the Code) common stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries.

Option Exercise

     An option may be exercised by written notice to the Company upon the terms and conditions of the option agreement. The exercise price of any stock option may be paid by cash, Company common stock, or by way of a “cashless exercise.” The Committee may grant “reload” options under the conditions set forth in the 2001 Option Plan. The Committee may permit an option holder to defer receipt of the payment of the delivery of shares of common stock that would otherwise be due to such holder upon exercise of an option.

Adjustments Upon Changes in Common Stock

     If the outstanding shares of the Company’s common stock are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares available under the 2001 Option Plan as to which options may be granted, and the Committee may make corresponding adjustments changing the number or kind of shares and the exercise price per share allocated to unexercised options granted prior to any such change.

Transferability

     Options granted under the 2001 Option Plan are not transferable, except by will or by the laws of descent and distribution and may be exercisable during the holder’s lifetime only by the holder provided, however, that nonqualified options may be transferred to such family members, trusts, charitable institutions, or affiliated entities of the holder as the Committee may approve.

Expiration and Termination

     The expiration date with respect to an option will be determined by the Committee, provided that the expiration date with respect to any option may not be later than the earliest to occur of: (i) the ten-year anniversary of the grant date, (ii) the one-year anniversary of the date of death or disability, (iii) the three-year anniversary of the date of retirement, or (iv) the 90-day anniversary of termination not resulting from death, disability, retirement or “cause”. If termination of employment results from “cause” (as defined in the 2001 Option Plan), neither the option holder nor such holder’s estate will be entitled to exercise options on or after the date of termination. The 2001 Option Plan provides that upon a “change in control” (as defined in the 2001 Option Plan), all options granted at such time and are not then exercisable shall become immediately exercisable provided, however, the option agreement does not provide otherwise, or the options are not otherwise assumed in the case of certain acquisitions or sales of assets.

Termination and Amendment of the 2001 Option Plan

     The 2001 Option Plan shall remain in effect as long as any options under it are outstanding, subject to certain conditions. The 2001 Option Plan may be amended, suspended or terminated by the Committee at any time, in whole or in part. However, the Committee may not, without prior approval of a majority of the Company’s stockholders, increase the maximum number of shares of common stock which may be issued under the 2001 Option Plan; grant stock options with an exercise price below the fair market value of the Company’s common stock on the date of grant; or reprice any stock options previously granted.

Federal Income Tax Consequences

     The following discussion is only a summary of the principal federal income tax consequences of the options and rights to be granted under the 2001 Option Plan, and is based on existing federal law (including administration, regulations and rulings) which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual optionees, which may substantially alter or modify the federal income tax consequences discussed herein.

     Generally, under present law, when an option qualifies as an incentive stock option under Section 422 of the Code: (a) an optionee will not realize taxable income either upon the grant or by the exercise of the option, (b) any gain or loss upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss, and (c) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an incentive stock option or a qualifying disposition of the shares. A disposition by an optionee of common stock acquired upon exercise of an incentive stock option will constitute a qualifying disposition if it occurs more than two years after the grant of the option, and one year after the transfer of the shares of the optionee. If such common stock is disposed of by the optionee before the expiration of those time limits, the transfer would be a “disqualifying disposition” and the optionee, in general, will recognize ordinary income equal to the lesser of (a) the aggregate fair market value of the shares as of the date of exercise less the option price, or (b) the amount realized on the disqualifying disposition less the option price. Ordinary income from a disqualifying disposition will constitute ordinary compensation income. Any gain in addition to the amount reportable as ordinary income on a “disqualifying disposition” generally will be capital gain. Upon the exercise of an incentive stock option, the difference between the fair market value of common stock on the date of exercise and the option price generally is treated as an adjustment to taxable income in that taxable year for alternative minimum tax purposes, as are a number of other items specified by the Code. Such adjustments (along with tax preference items) form the basis for the alternative minimum tax that may apply depending on the amount of the computed “regular tax” of the employee for that year. Under certain circumstances, the amount of alternative minimum tax is allowed as a carry forward credit against regular tax liability in subsequent years.

     In the case of nonqualified stock options, no income generally is recognized by the optionee at the time of the grant of the option. Under present law, the optionee generally will recognize ordinary income at the time the nonqualified stock option is exercised equal to the aggregate fair market value of the shares acquired less the option price. Ordinary income from a nonqualified stock option will constitute compensation income.

     Subject to special rules applicable when an optionee uses common stock of the Company to exercise an option, shares acquired upon exercise of a nonqualified stock option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee generally will recognize capital gain or loss. Provided the shares are held by the optionee for more than one year prior to disposition, such gain or loss will be long-term capital gain or loss. The Company will generally be entitled to a deduction equal to the ordinary income (i.e., compensation) portion of the gain recognized by the optionee in the case of a “disqualifying disposition” of an incentive stock option or in connection with the exercise of a nonqualified stock option.

     Federal income tax laws limit to $1,000,000 the annual amount publicly held corporations may deduct for compensation paid to certain executive officers if such compensation does not qualify as “performance-based compensation” or compensation paid on a “commission basis” as those terms are defined under the federal income tax laws. The $1,000,000 limitation is determined for each executive officer to which the deduction limitation applies. The 2001 Option Plan contains provisions as required under the current applicable federal income tax regulations to allow compensation attributable to options granted under the plan to qualify as performance-based compensation for purposes of the $1,000,000 deduction limitation.

     If, as a result of certain changes in control of the Company, certain employee options become immediately exercisable, the additional economic value attributable to the acceleration may be deemed an “excess parachute payment” to the extent the additional value (when combined with the value of other change of control payments) equals or exceeds 300% of the employee’s average annual taxable compensation over the five calendar years preceding the change of control. Any such excess over the employee’s average annual taxable compensation will be subject to a 20% non-deductible excise tax in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any excess parachute payment that is subject to the excise tax. To the extent that an excess parachute payment is not deductible and is paid to an executive officer whose compensation is subject to the $1,000,000 deduction limitation rules, the $1,000,000 deduction limitation is reduced by such amount, but not below zero.

INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, appointed PricewaterhouseCoopers LLC (“PWC”) as the Company’s independent auditors to conduct the audit of the Company’s books and records for the fiscal year ended January 2, 2001. PWC has also served as the Company’s independent auditors since the Company’s inception in 1992. Representatives of PWC are expected to be present at the Annual Meeting to respond to questions and to make a statement should they so desire.

Audit Fees

     The aggregate fees billed by PWC for professional services rendered for the audit of the Company’s consolidated financial statements for the fiscal year ended January 2, 2001 and for the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $127,550.

Financial Information Systems Design and Implementation Fees

     There were no fees billed by PWC for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended January 2, 2001.

All Other Fees

     The aggregate fees billed by PWC for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the fiscal year ended January 2, 2001 were $48,132. These fees were for corporate tax consultation services. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

OTHER MATTERS

     The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting of Stockholders. If, however, other business shall properly come before the meeting, the persons named in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interests of the Company.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Any stockholder proposal intended to be presented at the Company’s 2002 Annual Meeting of Stockholders must be received by the Company for inclusion in the Proxy Statement and form of proxy for that meeting no later than December 24, 2001.

AVAILABILITY OF FORM 10-K

     The Company will provide to any stockholder without charge, upon the written request of that stockholder, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2001 with the Securities and Exchange Commission. Such requests should be addressed to: Jane Vallaire, Senior Manager, Investor Relations at The Cheesecake Factory Incorporated, 26950 Agoura Road, Calabasas Hills, CA 91301.

By Order of the Board of Directors, /s/ Linda J. Candioty Linda J. Candioty Secretary

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APPENDIX A

THE CHEESECAKE FACTORY INCORPORATED
AUDIT COMMITTEE CHARTER

Purpose

     The primary purpose of the Audit Committee (the “Committee”) is to assist the Company’s Board of Directors (the “Board”) in fulfilling its oversight responsibilities with respect to (1) management’s conduct of the external financial reporting and disclosure process, including management’s preparation and submittal of external financial reports and related information to governmental or regulatory authorities, the public or other users thereof; (2) the Company’s internal legal compliance and ethics programs, and (3) the quality and adequacy of the Company’s internal accounting and administrative controls.

     In discharging its oversight role, the Committee is empowered to investigate any financial, legal or internal control-related matter brought to its attention or as directed by the Board with full, direct and unrestricted access to all books, records, facilities and personnel of the Company. The Committee is also empowered to retain outside counsel, auditors or other experts for this purpose. The Committee and the Board are in place to represent the Company’s stockholders. Accordingly, the Company’s outside auditors are ultimately accountable to the Board.

Membership

     The Committee shall be comprised of not less than three independent members of the Board, and the Committee’s composition will meet the independence and experience requirements of the Audit Committee Policy of the NASD. Accordingly, all Committee members will be Board members whom:

1.	Have no relationship with the Company that may interfere with their independence from management and the Company.

2.	Are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. All Committee members must be able to read and understand fundamental financial statements (i.e., balance sheets, income statements and cash flow statements).

     At least one member of the Committee must have accounting or related financial management expertise. This expertise will be evidenced by current or past employment in the financial or accounting fields; professional certification in accounting; or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior corporate officer with financial oversight responsibilities. The Board shall appoint the Committee’s members and chairperson. The Committee shall meet at least twice annually and as many additional times as the Committee deems necessary. As necessary or desirable, the Committee may request that members of management or the outside auditors be present at Committee meetings.

Key Responsibilities

     The Committee’s primary purpose is one of oversight. The Committee recognizes that management is responsible for preparing the Company’s annual and quarterly financial statements and that the outside auditors are responsible for auditing and reviewing those financial statements. Additionally, the Committee recognizes that management, as well as the outside auditors, devote more time and have considerably greater knowledge of and access to detailed information with respect to the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the quality of the outside auditor’s work.

     Following are the three principal categories of Committee responsibilities:

1.	Financial Reporting: The Committee is responsible for overseeing the Company’s external financial reporting and disclosure process, including the making of reasonable inquiries to ensure that all external financial reports and related disclosures fairly present the Companyfinancial condition and results of operations in all material respects (see Exhibit I).

A-1

2.	Corporate Governance: The Committee shall make reasonable inquiries of management to ensure that the Company is in reasonable compliance with all applicable laws and regulations; is conducting its business ethically; and is maintaining reasonable controls with the objective of preventing employee conflicts of interest and fraud (see Exhibit II).

3.	Internal Control and Other Matters: The Committee is responsible for overseeing the effectiveness of the Company’s internal accounting and administrative controls. It will fulfill this responsibility without unnecessary or inappropriate intervention with the prerogatives of management (see Exhibit III).

Exhibit I

Financial Reporting Responsibilities

To accomplish its financial reporting oversight responsibilities, the Committee will:

1.	Oversee the annual audit of the Company’s externally-reported financial statements, including the following:

a.	Select and (if appropriate in the judgment of the Committee and the Board) replace the Company’s outside auditor.

b.	Approve the outside auditor’s engagement letter and fees.

c.	Ensure that the outside auditor remains independent from the Company.

d.	Monitor the scope and results of the annual audit and quarterly reviews.

e.	Evaluate the performance of the outside auditor.

f.	Review all nonaudit services performed for the Company by the outside auditor.

2.	Review with management and the outside auditors the audited financial statements to be included in the Company’s Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K) and consider the matters required to be discussed by Statement of Auditing Standards (SAS) No. 61. This review will occur prior to the filing of Form 10-K with the SEC (or the distribution of the Company’s annual report to stockholders, if distributed prior to the filing of Form 10-K).

3.	As a whole, or through the Committee chairperson, review with the outside auditors the Company’s quarterly financial results to be included in the Company’s Form 10-Q (or the quarterly press release to stockholders if distributed prior to the filing of Form 10-Q) and consider the matters required to be discussed by SAS No. 61. This review will occur prior to the filing of Form 10-Q with the SEC (or the release of quarterly results to stockholders, if released prior to the filing of Form 10-Q).

4.	Review proposed changes in significant accounting policies with management and the outside auditors.

5.	Review the substance of any significant changes in accruals, reserves or estimates made by management in the financial statements that could have a material impact on the Company’s results of operations or financial position.

6.	Review the Company’s compliance with applicable federal and state securities laws as they relate to financial reporting.

7.	Arrange to receive periodic reports from management and the outside auditors to assess the impact of significant accounting, financial reporting or regulatory changes proposed by the Financial Accounting Standards Board, the American Institute of CPAs, the SEC or the IRS that may affect the Company.

8.	Confirm with the outside auditors that their ultimate accountability is to the Board.

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Exhibit II

Corporate Governance

To accomplish its corporate governance oversight responsibilities, the Committee will:

1.	Review internal corporate policies with respect to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud.

2.	Review significant cases of employee conflicts of interest, code of ethics violations, misconduct or fraud.

3.	Review internal policies and procedures for the processing and approval of business expense reimbursements for the Company’s executive officers, as well as the personal use of any Company assets by such officers.

4.	Review and approve the scope of internal audit activities conducted by management.

5.	Review current or pending litigation or regulatory proceedings of a significant nature to which the Company is or may become a party.

6.	Meet periodically with the Company’s outside legal counsel to discuss any legal or regulatory matters that could have a significant impact on the Company.

Exhibit III

Internal Control and Other Matters

To accomplish its internal control oversight responsibilities, the Committee will:

1.	Determine the extent to which the scope of the outside auditor’s work can be relied upon to detect fraud or weaknesses in the Company’s internal accounting or administrative controls, and review management’s plan to monitor compliance with these internal controls on an ongoing basis.

2.	Discuss with the outside auditors their review of the Company’s electronic data processing systems to determine the adequacy of procedures and controls to prevent security breaches and computer-related fraud and misuse, both within and outside the Company.

3.	Meet privately with the outside auditors to discuss the overall quality of the Company’s financial accounting and internal controls as perceived by the outside auditors, and to determine if any restrictions have been placed by management upon the scope of the outside auditor’s work or if there are any other matters that should be discussed privately with the Committee.

4.	Direct special investigations into any significant matter brought to the attention of the Committee within the scope of its responsibilities.

5.	Review and reassess the Committee’s charter annually and propose any changes to the Board.

6.	Report the Committee’s activity to the Board on a regular basis.

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APPENDIX B

THE CHEESECAKE FACTORY INCORPORATED
2001 STOCK OPTION PLAN

SECTION 1
General

     1.1    Purpose. The 2001 Stock Option Plan (the “Plan”) has been established by The Cheesecake Factory Incorporated (the “Company”) to (i) attract and retain the services of persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate equity-based incentives, to achieve long-range performance goals; (iii) provide equity-based incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.

     1.2    Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Options under the Plan, and thereby become “Participants“in the Plan.

     1.3    Operation, Administration, and Definitions. The operation and administration of the Plan, including the Options made under the Plan, shall be subject to the provisions of Section 3 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

SECTION 2
Stock Options

     2.1    Definitions. The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under the Plan may be either Incentive Stock Options or Nonqualified Stock Options, as determined in the discretion of the Committee. An “Incentive Stock Option” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code. A “Nonqualified Stock Option” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code. Only Eligible Individuals who are employees of the Company or a Related Company may be granted Incentive Stock Options.

     2.2    Exercise Price. The Exercise Price of each Option granted under this Section 2 shall be established by the Committee at the time the Option is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock as of the Pricing Date, and in the event the Participant is a Ten Percent Shareholder, the Exercise Price for an Incentive Stock Option shall be at least 110% of Fair Market Value on the Pricing Date.

     2.3    Exercise.

(a) An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee, except that no Option may be exercised after the Expiration Date applicable to that Option.

(b) To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Nonqualified Stock Options, to the extent required by Section 422 of the Code.

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     2.4    Expiration Date. The “Expiration Date” with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

(a) the ten-year anniversary of the date on which the Option is granted;

(b) if the Participant’s Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination;

(c) if the Participant’s Date of Termination occurs by reason of Retirement, the third-year anniversary of such Date of Termination (other than in the case of an Incentive Stock Option); or

(d) if the Participant’s Date of Termination occurs for reasons other than Retirement, death or Disability, or Cause, the 90-day anniversary of such Date of Termination.

     Notwithstanding the other provisions of this section 2.4, if the Participant’s Date of Termination occurs by reason of Cause neither the Participant, the Participant’s estate nor such other person who may then hold such Participant’s Option shall be entitled to exercise such Option on or after such Date of Termination.

     2.5    Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a) Subject to the following provisions of this Section 2.5, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 2.5(c), payment may be made as soon as practicable after the exercise).

(b) The Exercise Price of an Option shall be payable by (i) cash payment, or (ii) delivery of shares of Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise) provided, however, that such shares of Stock have been held by the Participant for at least six months before delivery, or in any combination of the foregoing, as the Committee shall determine.

(c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     2.6    Distribution of Shares. Distribution following exercise of an Option, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option as the Committee shall determine.

     2.7    Grant of Reload Options. The Committee may, in connection with the grant of an Option, provide in the Option Agreement that a Participant who (i) is a Participant when he or she exercises an Option (the “Exercised Option”), (ii) has not received a Reload Option (as defined below) within the six (6) months prior to such exercise, and (iii) satisfies the Exercise Price or any required tax withholding applicable thereto with shares of Stock which have been held by the Participant for at least six (6) months, shall automatically be granted an additional Option (“Reload Option”) in an amount equal to the sum (“Reload Number”) of the number or shares of Stock tendered to exercise the Exercised Option plus, if so provided by the Committee, the number of shares of Stock, if any, retained by the Company in connection with the exercise of the Exercised Option to satisfy any federal, state or local tax withholding requirements; provided that no Reload Option shall be granted in connection with the exercise of an Option that has been transferred by the initial Participant thereof. All Reload Options shall be Nonqualified Stock Options.

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2.8 Conditions on Reload Options. Reload Options shall be subject to the following terms and conditions:

(a) The grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates.

(b) Unless otherwise determined by the Committee, the Reload Option shall be fully vested and may be exercised at any time during the remaining term of the Exercised Option (subject to earlier termination thereof as provided in the Plan or in the applicable Award Agreement).

(c) Unless otherwise determined by the Committee, the terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates, except that the Exercise Price for the Reload Option shall, in every case, be 100% of the Fair Market Value of a share of Stock on the Pricing Date of the Reload Option.

(d) Each Option Agreement shall state whether the Committee has authorized Reload Options with respect to the underlying Options. Upon the exercise of an underlying Option or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Option Agreement or a new Option Agreement.

(e) No additional Reload Options shall be granted to Participants when Options and/or Reload Options are exercised pursuant to the terms of this Plan following the Date of Termination.

     2.9    Buyout Provisions. The Committee may at any time offer to buy out, for a payment in cash or Stock, an Option previously granted, dated on such terms and conditions as the Committee shall establish, and com mu nicated to the Participant at the time that such offer is made.

SECTION 3
Operation and Administration

     3.1    Effective Date. Subject to the approval of the stockholders of the Company at the Company’s 2001 Annual Meeting of its stockholders, the Plan shall be effective as of May 24, 2001 (the “Effective Date”); provided, however, that to the extent that Options are granted under the Plan prior to its approval by stockholders, they shall be contingent upon approval of the Plan by the stockholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by stockholders.

     3.2    Shares Subject to Plan.

(a)	(i) Subject to the following provisions of this Section 3.2, the maximum number shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (1) 900,000 shares of Stock; (2) any shares of Stock available for future awards under the Company’s 1992 Performance Employee Sock Option Plan as of the Effective Date (“1992 Plan”); and (3) any shares of Stock that are represented by options granted under the 1992 Plan which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of shares of Stock back to the Company.

(ii) Any shares of Stock granted under the Plan that are forfeited because of the failure to meet a contingency or condition shall again be available for delivery pursuant to new Options granted under the Plan. To the extent any shares of Stock covered by an Options are not delivered to a Participant or beneficiary because the Option is forfeited or canceled, or the shares of Stock are not delivered because the Option is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(iii) If the Exercise Price of any stock option granted under the Plan or the 1992 Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

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(iv) Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

(b) Subject to Section 3.2(d), the following additional maximums are imposed under the Plan.

(i) The maximum number of shares of Stock that may be issued as Options intended to be Incentive Stock Options shall be 700,000 shares.

(ii) The maximum number of shares that may be covered by Options granted to any one individual pursuant to Section 2 shall be 300,000 shares during any consecutive 12 months.

(c) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Options to preserve the benefits or potential benefits of the Options. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Options; and (iii) the Exercise Price of outstanding Options; as well as any other adjustments that the Committee determines to be equitable.

(d) In the event that the Stock of the Company is split or reverse-split, whether by stock dividend, combination, reclassification or similar method not involving the payment of consideration, the number of shares of Stock available for Options under this Plan, in the aggregate and individually as set forth in Sections 3.2(a)(i), 3.2(a)(iv), and 3.2(b) shall be automatically proportionately adjusted.

3.3 Limit on Distribution. Distribution of shares of Stock under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

3.4 Tax Withholding.

(a) Prior to the delivery of any shares of Stock pursuant to the exercise of an Option, the Company shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Company, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such exercise.

(b) The Committee pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable shares of Stock, or (ii) delivery to the Company shares of Stock then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the exercise of an Option on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the shares of Stock to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

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(c) If the Participant, in connection with the exercise of any Option, makes the election permitted under section 83(b) of the Code to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Participant shall notify the Company of such election within 10 days after filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

     3.5    Payment Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity).

     3.6    Dividends and Dividend Equivalents. An Option Agreement may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

     3.7    Deferrals. The Committee may permit a Participant to defer receipt of the payment of the delivery of shares of Stock that would otherwise be due to such Participant under an Option. Any such deferral election shall be subject to such rules and procedures as shall be determined by the Committee.

     3.8    Transferability. Options granted under the Plan are not transferable or assignable by the Participant and may not be subject to execution, attachment or similar process otherwise than, by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that Nonqualified Stock Options held by a Participant may be transferred to such family members, a partnership or other entity in which all the beneficial owners are family members, trusts, charitable institutions, or any other entity affiliated with the Participant as the Committee shall approve.

     3.9    Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     3.10    Agreement with Company. At the time an Option is granted to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may prescribe.

     3.11    Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Option granted under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

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(c) Unless otherwise determined by the Committee, the grant or exercise of Options by Participants under the Plan shall not be determined a part of the Participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program.

     3.12    Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     3.13    Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, (except to the extent prohibited by applicable law or applicable rules of any stock exchange or NASDAQ Stock Market) by a duly authorized officer of the Company.

     3.14    Fractional Shares. The Company shall not be required to issue any fractional shares of Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof.

SECTION 4
Committee

     4.1    Administration and Powers of Committee. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 4. Without limiting the generality of the foregoing, the general purposes, terms and conditions of the Plan, the Committee shall have full power to implement and carry out the Plan including, but not limited to, the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion (i) to select from among the Eligible Individuals those persons who shall receive Options, (ii) to determine the time or times of receipt of Options, (iii) to determine the types of Options and the number of shares covered by the Options, (iv) to establish the terms, conditions, restrictions, deferral arrangements and other provisions of such Options, (v) to cancel or suspend Options, (vi) to permit a Participant to relinquish (in full or part) an Option in order to maximize the Participant’s after-tax proceeds, (vii) to provide for “gross-up” for any taxes associated with any Option, (viii) to grant Options in lieu of salary increases or other compensation or benefit arrangements, (ix) to provide for such forfeitures of Options as may be permitted under applicable law; and (x) to make such modifications or adjustments to Options to Participants working outside the United States as are advisable to fulfill the purposes of the Plan. In making such determinations, the Committee may take into account the nature of services rendered by the individual, the individual’s present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.

(b) The Committee will have the authority and discretion to establish the performance objectives for Participants who have received grants of Options. The Committee will have the authority and discretion to determine the extent to which Options under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions at the time such Options are granted as the Committee determines to be necessary or appropriate to conform to such requirements. Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant, the Company or a subsidiary, division, department, restaurant or function within the Company or subsidiary in which the Participant is employed (or to which services are rendered). Except in the case of such an Option intended to qualify under Section 162(m) of the Code, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify such performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

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(c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

(d) Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, Disability, Retirement, early retirement with the consent of the Company or leave of absence authorized by the Company, under applicable law or otherwise approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option that is not immediately and fully exercisable, or any shares of Stock that are subject to any transfer restriction, the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Option granted under this Plan.

(e) The Committee shall not approve any agreement, amendment or modification to an agreement or the Plan that would reprice any Option issued under the Plan.

(f) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by written consent without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

     4.2    Selection of Committee. The Committee shall be selected by the Board, and shall consist of two or more members of the Board, all of whom shall qualify as an “outside director” pursuant to Section 162(m) of the Code and a “non-employee director” as determined by Rule 16b-3 of the Exchange Act.

     4.3    Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange or the NASDAQ Stock Market, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, provided however, that the Committee may not delegate its authority and powers in any way which would jeopardize the Plan’s or any Option’s qualification under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code. Any such allocation or delegation may be revoked by the Committee at any time.

     4.4    Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provisions of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

     4.5    Indemnification. In addition to such other rights of indemnification as they may have as directors and officers of the Company, members of the Committee and those officers and employees administering the Plan at the Committee’s discretion shall be indemnified by the Company against any reasonable expenses, including attorney’s fees actually and necessarily incurred, which they or any of them may incur by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement or any claim related thereto, (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding a director shall in writing offer the Company the opportunity, at its own expense, to handle the defense of the same.

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SECTION 5
Amendment and Termination

     5.1    The Board may, at any time, amend, suspend or terminate the Plan, in whole or part. No amendment shall be effective unless such amendment is approved by the stockholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Section 162(m) and Section 422 of the Code and with other applicable law or regulation. No amendment suspension or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Option granted under the Plan prior to the date such amendment is adopted by the Board. This Section 5 is subject to the restrictions of Section 4.1(e).

SECTION6
Change in Control

     6.1    Change in Control. Unless specifically provided to the contrary in any Option Agreement, in the event of a Change in Control of the Company, unless outstanding Options are effectively assumed by the surviving entity or acquiring entity, all Options granted under this Plan that then are outstanding and not then exercisable or are subject to restrictions, shall, except as provided in Section 6.2, or unless otherwise provided for in the Option Agreements applicable thereto, become immediately exercisable, and all restrictions shall be removed, as of the first date that the Change in Control has been deemed to have occurred, and shall remain as such for the remaining life of the Option as provided herein and within the provisions of the related Option Agreements.

     6.2    Adjustments upon Merger or Asset Sale. In the event of a Change in Control under Section 6.3(b) or (c) (ii) (a “Section 6.2 Event”) and the successor corporation does not either (i) assume each outstanding Option or (ii) substitute an equivalent option by the successor entity or a parent or subsidiary of the successor entity, then the Option shall fully vest and become immediately exercisable. For the purpose of this subsection, the Option shall be considered assumed if, following the Section 6.2 Event, the holder of the Option has the right to purchase or receive, for each share of Stock subject to the Option immediately prior to the Section 6.2 Event, equal consideration (whether stock, cash, or other securities or property) as received in the Section 6.2 Event by holders of each share of Stock held on the effective date of the transaction (and if holders of shares of Stock were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the Section 6.2 Event was not solely common stock of the successor entity or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Stock subject to the Option, to be cash and/or other securities equal in Fair Market Value to the per share consideration received by holders of Stock in the merger or sale of assets.

     6.3    Definition. For purposes of this Section 6, a Change in Control of the Company shall be deemed to have occurred if the conditions set forth in any one or more of the following shall have been satisfied:

(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act, directly or indirectly, of securities of the Company representing 20% of more of the combined voting power of the Company’s then outstanding voting securities (“Voting Securities”);or

(b) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than:

(i) a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 20% of the combined voting power of the Company’s then outstanding Voting Securities; or

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(iii) a merger or consolidation which would result in the directors of the Company (who were directors immediately prior thereto) continuing to constitute at least 50% of all directors of the surviving entity after such merger or consolidation. The term, “surviving entity” shall mean only an entity in which all the Company’s stockholders immediately before such merger or consolidation (determined without taking into account any stockholders properly exercising appraisal or similar rights) become stockholders by the terms of such merger or consolidation, and the phrase “directors of the Company (who were directors immediately prior thereto)” shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation.

(c) (i) the stockholders of the Company approve a plan of complete liquidation or (ii) an agreement for the sale or disposition of all or substantially all of the Company’s assets; or

(d) during any period of 24 consecutive months, individuals, who at the beginning of such period constitute the Board of Directors of the Company, and any new director whose election by the Board of Directors, or whose nomination for election by the Company’s stockholders, was approved by a vote of at least one-half (1/2) of the directors then in office (other than in connection with a contested election), cease for any reason to constitute at least a majority of the Board of Directors.

SECTION 7
Governing Law

     7.1    This Plan and all Option Agreements, shall be construed in accordance with and governed the laws of Delaware (excluding its conflicts of laws provisions).

SECTION 8
Defined Terms

     8.1    For purposes of the Plan, the terms listed below shall be defined as follows:

(a) 1992 Plan. The term “1992 Plan” has the meaning set forth in Section 3.2(a).

(b) Board. The term “Board” shall mean the Board of Directors of the Company.

(c) Cause. The term “Cause” shall mean unless otherwise defined in any employment agreement with the Participant or Option Agreement any one or more of the following:

(i) Dishonesty, incompetence or gross negligence in the discharge of the Participant’s duties.

(ii) Theft, embezzlement, fraud, breach of confidentiality, or unauthorized disclosure or use of inside information, recipes, processes, customer and employee lists, trade secrets, or other Company proprietary information.

(iii) Willful material violation of any law, rule, or regulation of any governing authority or of the Company’s policies and procedures, including the Company’s Code of Ethics and Code of Conduct.

(iv) Material breach of any agreement with the Company.

(v) Intentional conduct which is injurious to the reputation, business or assets of the Company.

(vi) Solicitation of the Company’s agents or staff members to work for any other business entity.

(d) Change of Control. The term “Change of Control” has the meaning set forth in Section 6.3.

(e) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f) Committee. The term “Committee” has the meaning set forth in Section 4.1.

(g) Date of Termination. The Participant’s “Date of Termination” shall be the first day on which the Participant’s employment with the Company and all Related Companies terminates for any reason (except as provided below for Cause); provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided, that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant’s employer or as otherwise required under law. If, as a result of a sale or other transaction, the Participant’s employer ceases to be a Related Company (and the Participant’s employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the employer. If a Participant’s employment with the Company and all Related Companies terminates for Cause, the Date of Termination shall be deemed to occur on the date the Company sends or delivers notice to the Participant that such Participant is terminated for Cause.

B-9

(h) Disability. Except as otherwise provided by the Committee, the Participant shall be considered to have a “Disability” during the period in which the Participant is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days. In the case of an Incentive Stock Option, “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

(i) Effective Date. The term “Effective Date” has the meaning set forth in Section 3.2.

(j) Eligible Individual. The term “Eligible Individual” shall mean any employee of the Company or a Related Company, and any consultant or other person providing key services to the Company or a Related Company.

(k) Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder. A reference to any provision of the Exchange Act shall include reference to any successor provision of the Exchange Act.

(l) Exercise Price. The term “Exercise Price” shall mean the per share price at which an holder of an Option may purchase shares issued upon exercise of such Option as determined by the Committee.

(m) Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock, the following rules shall apply:

(i) if the Stock is listed or admitted to trade on a national securities exchange, the closing price of the Stock on the Composite Tape, as published in The Wall Street Journal, of the principal national securities exchange on which the Stock is so listed or admitted to trade, on such date, or, if there is no trading of the Stock on such date, then the closing price of the Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares;

(ii) if the Stock is not listed or admitted to trade on a national securities exchange but is listed and quoted on The Nasdaq Stock Market (“Nasdaq”), the last sale price for the Stock on such date as reported by Nasdaq, or, if there is no reported trading of the Stock on the next preceding date on which there was trading in the Stock;

(iii) if the Stock is not listed or admitted to trade on a national securities exchange and is not listed and quoted on Nasdaq, the mean between the closing bid and asked price for the Stock on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”);

(iv) if the Stock is not listed or admitted to trade on a national securities exchange, not listed and quoted on Nasdaq and closing bid and asked prices are not furnished by the NASD, the mean between the closing bid and asked price for the Stock on such date, as furnished by the National Quotation Bureau (“NQB”) or similar organization;

(v) if the Stock is not listed or admitted to trade on a national securities exchange, not listed and quoted on Nasdaq and if bid and asked prices for the Stock are not furnished by the NASD, NQB or a similar organization, the value established in good faith by the Committee.

(n) Incentive Stock Option. The term “Incentive Stock Option” has the meaning set forth in Section 2.1(a).

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(o) Nonqualified Stock Option. The term “Nonqualified Stock Option” has the meaning set forth in Section 2.1(a).

(p) Option. The term “Option” has the meaning set forth in Section 2.1.

(q) Option Agreement. The term “Option Agreement” means with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

(r) Participant. The term “Participant” has the meaning set forth in Section 1.2.

(s) Pricing Date. The term “Pricing Date” means the date on which an Option is granted, except that the Committee may determine that for purposes of a Nonqualified Stock Option the Pricing Date is the date on which a written offer is made to the recipient or the recipient is hired or promoted (or similar event), if the grant of the Option occurs not more than 90 days after the date of such offer, hiring, promotion or other event.

(t) Related Company. The term “Related Company” means (i) any corporation, partnership, joint venture, limited liability company or other entity during any period in which it owns, directly or indirectly, at least twenty-five percent (25%) of the voting power of all classes stock of the Company (or successor to the Company) entitled to vote; and (ii) any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company, or by any entity that is a successor to the Company. Notwithstanding the foregoing, in the case of an Incentive Stock Option the term “Related Company” shall be defined consistent with the provisions of Section 424(e) and (f) of the Code.

(u) Retirement. The term “Retirement” shall mean for an employee of the Company or Related Company the occurrence of the Participant’s Date of Termination after age 60.

(v) Stock. The term “Stock” shall mean shares of common stock of the Company.

(w) Ten Percent Stockholder. The term “Ten Percent Stockholder” means a person who directly or by attribution owns more than 10% of the total combined voting power of all classes of capital stock of the Company or any Related Company.

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YOUR VOTE IS IMPORTANT TO US.

YOU CAN VOTE BY MAIL, OR YOU CAN VOTE BY TELEPHONE OR THE INTERNET BY FOLLOWING THE FOUR EASY STEPS BELOW.

VOTE BY TELEPHONE	VOTE BY INTERNET

It’s fast, convenient and your vote is immediately confirmed and posted. Using a touch-tone telephone, call the toll-free telephone number and follow these four easy steps:	It’s fast, convenient and your vote is immediately confirmed and posted. You will also have the option to register to receive future materials via the Internet, when available.

1. 2. 3. 4.	Read the accompanying Proxy Statement and voting instruction form. Call the toll-free number 1-800-690-6903. Enter your 12-digit Control Number located in the gray shaded box of your voting instruction form. Follow the simple recorded instructions.	1. 2. 3. 4.	Read the accompanying Proxy Statement
and voting instruction form.
Go to website: www.proxyvote.com.
Enter your 12-digit Control Number
located in the gray shaded box on the
right side of your voting instruction form.
Follow the simple instructions.

Please do not return your Voting Form if you voted by telephone or Internet.

ADMITTANCE SLIP THE CHEESECAKE FACTORY INCORPORATED ANNUAL MEETING OF STOCKHOLDERS

Place:	The Cheesecake Factory®
605 North Harbor Drive
Redondo Beach, California

Time:	May 24, 2001, 10:00 a.m. PDT

Please present this coupon at the entrance to the meeting room. You may bring guests, but we reserve the rights to limit the number of your guests in order to ensure adequate seating for stockholders. Camcorders or photograghy equipment of any kind are expressly prohibited at the Annual Meeting.

The Cheesecake Factory Incorporated
26950 Agoura Road • Calabasas Hills, CA 91301
Telephone (818) 871-3000
www.thecheesecakefactory.com

PROXY	THE CHEESECAKE FACTORY INCORPORATED

     Solicited on behalf of the Board of Directors of THE CHEESECAKE FACTORY INCORPORATED (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 24, 2001, at 10:00 A.M. at The Cheesecake Factory®restaurant, 605 North Harbor Drive, Redondo Beach, California.

     The undersigned hereby appoints Linda J. Candioty and Gerald W. Deitchle, or either one of them, as Proxies, with the full power of substitution, to vote all shares of common stock of the Company held of record by the undersigned on April 12, 2001 at the Meeting or at any adjournments thereof, on the proposals set forth on the reverse side and in their discretion upon such other business as may properly come before the Meeting.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted for Proposals 1 and 2. All proxies heretofore given by the undersigned are hereby revoked. Receipt of the Proxy Statement dated April 23, 2001 is acknowledged.

(Continued and to be signed on the reverse side)

THE CHEESECAKE FACTORY INCORPORATED PROXY SERVICES P.O. BOX 9141 FARMINGDALE, NY 11735

THREE WAYS TO VOTE

VOTE BY PHONE: 1-800-690-6903

1.	Read the accompanying Proxy Statement and this proxy card.
2.	Call toll free 1-800-690-6903.
3.	Enter your 12-digit Control Number, shown below.
4.	Follow the simple recorded instructions.

VOTE BY INTERNET: WWW.PROXYVOTE.COM

1.	Read the accompanying Proxy Statement and this proxy card.
2.	Go to website WWW.PROXYVOTE.COM.
3.	Enter your 12-digit Control Number, shown below.
4.	Follow the simple instructions.

VOTE BY MAIL

1.	Mark, sign and date your proxy card.
2.	Return it in the enclosed postage paid envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CHEPRX	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE CHEESECAKE FACTORY INCORPORATED

The Board of Directors recommends a vote in favor of Proposals 1 and 2.

	For	Against	Abstain

1. ELECTION OF THOMAS L. GREGORY AS DIRECTOR	0	0	0

	For	Against	Abstain

2. APPROVAL OF THE COMPANY'S 2001 STOCK OPTION PLAN.	0	0	0

Please sign exactly as name appears hereon. If signing as an attorney, executor, administrator, trustee or guardian, please give full title as such, and if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

Please mark, sign, date and return this Proxy in the accompanying prepaid envelope.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date